EXHIBIT 10.4

CITIZENS FINANCIAL GROUP, INC.
2014 OMNIBUS INCENTIVE PLAN
Amendment to December 2014
Role-Based Allowance - Share Award Agreement
Terms and Conditions
Unless defined in this amendment to the award agreement (this “Amendment”), capitalized terms shall have the meanings assigned to them in the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the “Plan”).
Section 1. Elimination of Retention Period for Awards Granted in December 2014. Effective as of June 15, 2017, the retention period has been eliminated for the awards of Shares granted on December 9, 2014. Any references to the retention period in the Award Agreement shall be null and void.
Section 2. Entire Agreement. The Award Agreement, the Plan and this Amendment, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
Section 3. Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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